Exhibit 99.1
                                                                    ------------
                                  Press Release

                         U.S. Gold Names New President,
                          November 14th Annual Meeting,
                                  New Directors

Denver, Colorado, October 24, 2005 -- U.S. Gold Corporation (OTC BB:USGL) is pleased to announce that Ann S. Carpenter has been named its president and chief operating officer. Ann has over 20 years of diverse experience in exploration, mineral evaluations and mine project development having worked for a number of gold companies and as a consultant to the industry. She has also been an advocate for the mining industry and has given testimony before the U.S. Congress and is active with the Women's Mining Coalition and other industry organizations.

"We are very excited to have Ann as our new President. Ann brings considerable talents, experience, energy and associations that will definitely enhance the exploration and development of our Tonkin Springs property and the growth of U.S. Gold," stated Rob McEwen, Chairman of the Board of Directors of U.S. Gold.

The Corporation also announces that its upcoming annual meeting of shareholder will be held November 14, 2005 at 2 p.m. at the Hershner Room in the Wells Fargo Center, 1700 Lincoln Street, Lobby Level, downtown Denver, Colorado. All shareholders and interested investors are cordially invited to attend. Among other issues to be considered by shareholders will be the election of two new directors, Michele Ashby and Leanne Baker.

Michele Ashby is chief executive officer of Mine, LLC, which organizes and promotes natural resource companies to the investment community through private conferences. She founded the Denver Gold Group Inc., and served as its chief executive officer from 1998 to 2005. Dr. Baker is an independent consultant in the mining and financial services industries and is a former equity research analyst and managing director with Salomon Smith Barney. Retiring from the Board of Directors at the meeting are long-time members John W. Goth and Richard F. Nanna. The Corporation expresses its appreciation to John and Richard for their many contributions.

U.S. Gold's Tonkin Springs property includes a 36 square mile property position, strategically positioned on the Cortez Trend in Nevada, and located in the heart of promising exploration and development activity. Tonkin Springs has an existing gold resource of 1.4 million ounces within the upper 250 feet identified within a relatively small area of the property. The exploration potential of this property has increased over the past few years as Placer Dome, which adjoins our property to the north, has continued to discover several multi-million ounce gold deposits, some of which have reached to a depth of 2,000 feet.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as "intends," "anticipates," "believes," "expects" and "hopes" and include, without limitation, statements


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regarding the Company's plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 under the caption, "Risk Factors." Most these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For Further Information, Please Contact:

William F. Pass                               Ian Ball
Vice President and Chief Financial Officer    Tel: (416) 865-4986
Tel:  (303) 238-1438                          Fax:  (416) 361-5147
Fax:  (303) 238-1724                          info@usgold.com
billp@usgoldmining.com                        145 King St. West, Suite 2700
2201 Kipling Street, Suite 100                Toronto, Ontario
Lakewood, Colorado 80215                      Canada M5H 1J8